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                                                                       Exhibit 5


                           GATX CAPITAL CORPORATION
                           Four Embarcadero Center
                           San Francisco, CA 94111


                                                        December 15, 1995


Board of Directors
GATX Capital Corporation
Four Embarcadero Center
Suite 2200
San Francisco, CA 94111


                       Registration Statement on Form S-3


Gentlemen:

         You have requested my opinion in connection with the registration, pursuant to a registration statement on Form S-3 (the "Registration Statement"), of $300 million aggregate principal amount of Medium-Term Notes Series D of GATX Capital Corporation, a Delaware corporation (the "Company"), with maturities from nine months to fifteen years from date of issue (the "Notes").

         I have examined (i) the Distribution Agreement in the form included as
Exhibit 1 to the Registration Statement (the "Distribution Agreement"), (ii) a copy of the Indenture, dated as of July 31, 1989, as supplemented and amended by the Supplemental Indenture dated as of December 18, 1991 between the Company and The Chase Manhattan Bank (National Association), as trustee (the "Trustee"), pursuant to which the Notes are to be issued, incorporated by reference to Exhibit 4(a) to the Company's Form S-3 Registration Statement No. 33-30300 and to Exhibit 4(b) to the Company's Form S-3 Registration Statement No. 33-64474 included as Exhibits 4(a) and 4(b) to the Registration Statement, respectively (collectively the "Indenture"), (iii) a copy of the form of Supplemental Indenture between the Company and the Trustee included as Exhibit 4(c) to the Registration Statement (the "Second Supplemental Indenture") which Second Supplemental Indenture is intended to become, upon execution, part of the Indenture, (iv) the proposed form of the Notes included as Exhibits 4(d), 4(e), 4(f) and 4(g) to the Registration Statement, and (v) originals or copies certified or authenticated to my satisfaction of the Company's Restated
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Board of Directors
GATX Capital Corporation
December 15, 1995
Page 2

Certificate of Incorporation, its By-laws and records of certain of its corporate proceedings. In addition, I have made such other examinations of law and fact as I considered necessary to form a basis for the opinions hereinafter expressed.

         In rendering this opinion, I assume (i) that the Indenture has been duly authorized, executed, and delivered by the Trustee and is the legal, valid, and binding obligation of the Trustee, (ii) that the Second Supplemental Indenture will be duly authorized, executed and delivered by the Trustee and will be the legal, valid and binding obligation of the Trustee, and (iii) that the Notes to be executed and delivered by the Company will be substantially in the respective forms filed as exhibits to the Registration Statement. In addition, I have assumed the genuineness of all signatures, the authenticity of documents submitted as originals, the conformity with originals of all documents submitted to me as copies thereof and the legal capacity of all persons who have executed any of such documents, which facts I have not independently verified.

         Based on the foregoing, I am of the opinion that, when duly authorized by the Board of Directors of the Company or a duly authorized committee thereof, duly executed and delivered by proper officers of the Company, issued and paid for as contemplated in the Registration Statement, a related Pricing Supplement, the Indenture and the Distribution Agreement, and duly authenticated by the Trustee under the Indenture, the Notes will be legal, valid, and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency or moratorium, and other laws relating to or affecting enforcement of creditors' rights or by general equitable principles (whether considered in a proceeding in equity or at law), and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

         The opinions expressed above are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. My opinions are rendered only with respect to the laws, and the rules, regulations, and orders thereunder, which are currently in effect.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Opinions" in the Prospectus included in the
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Board of Directors
GATX Capital Corporation
December 15, 1995
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Registration Statement.  In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules enacted thereunder.


                                           Very truly yours,

                                           /s/  THOMAS C. NORD
                                           Thomas C. Nord
                                           Vice President and
                                           General Counsel